SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                 AMENDMENT NO. 1


                                       to


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date ofReport (Date of earliest event reported): January 23, 1998


                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)


       Maryland                         1-13080                      06-1391084
(State or other jurisdiction         (Commission                (IRS  Employer
of incorporation)                      File No.)          Identification Number)


                 598 Asylum  Avenue,  Hartford,  Connecticut  06105  (Address of
             principal executive offices and zip code)

        Registrant's telephone number, including areacode: (860) 246-1126


                                       N/A
         (Former name or former address, if changed since last report)

                                     Grove Property Trust
                    Financial Statements of Property Acquired and ProForma
                                    Financial Information

                                      Table of Contents


Item 7

Pro Forma Condensed Consolidated Financial Statements (Unaudited):

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 Notes to Pro Forma Condensed Consolidated Balance Sheet
Pro Forma Condensed Consolidated Statements of Income for the Nine Months
  Ended September 30, 1997 and the Year Ended December 31, 1996
Notes to Pro Forma Condensed Consolidated Statements of Income

Tangelwood

Financial Statements:

Report of Independent Auditors
Statements of Revenues and Certain Expenses for the Nine Months
  Ended September 30, 1997 (Unaudited) and for the Year Ended
  December 31, 1996
Notes to the Statements of Revenues and Certain Expenses

Exhibit Index

Exhibit No.        Description
2.1                Purchase and Sale  Agreement  dated December 10, 1997 between
                   Tanglewood  Associate as Seller,  and Grove  Corporation,  as
                   Purchaser (incorporated by reference to Exhibit 2.1 to the Company curent report on Form 8k dated Janurary 23, 1998).

                                     Grove Property Trust

                        Pro Forma Condensed Consolidated Balance Sheet

                                      September 30, 1997
                                         (Unaudited)

This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if: (i) acquisitions completed after September 30, 1997, had occurred on September 30, 1997, (ii) the Operating Partnership used working capital and/or drew down on the Credit Facility to purchase such properties and (iii) the Company completed the sale of 4,500,000 common shares ("the November 1997 Offerings") on September 30, 1997, and used the net proceeds (approximately $45.2 million) therefrom to repay indebtedness outstanding under the Credit Facility and certain mortgage notes payable and for working capital. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the financial statements and notes thereto of the Company, as filed on Form 10-KSB, as amended, for the year ended December 31, 1996, on Form 10-QSB for the nine-months ended September 30, 1997, Form S-2 and various Form 8-K's filed during 1997. In management's opinion, all adjustments necessary to present fairly the effects of the above mentioned transactions have been made.

The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future results.


                                            Grove Property Trust
                      Pro Forma Condensed Consolidated Balance Sheet (continued)

                                             September 30, 1997
                                                (Unaudited)

                                    Historical     1997                                  January
                                      Company  Acquisitions    The         As Adjusted     1998      Pro Forma
                                        (A)        (B)       Offerings     Consolidated  Acquistion  Consolidated
                                   ------------------------------------------------------------------------------
                                                                  (In thousands)

Assets
Real estate, net                    $ 112,014    $  29,415    $     -      $ 141,429    $   6,885   $ 148,314
Cash and cash equivalents,
  including resident security           1,158       (5,090)     6,768(D)       2,836            -       2,836
  deposits
Deferred costs, net                     1,351            -          -          1,351            -       1,351
Due from affiliates                       602`           -          -            602            -         602
Other assets                            1,315            -          -          1,315            -       1,315
                                   ==============================================================================
Total assets                        $ 116,440    $  24,325    $ 6,768      $ 147,533    $   6,885   $ 154,418
                                   ==============================================================================

Liabilities and Shareholders'
  Equity
Mortgage notes payable              $  53,862    $       -    $(20,250)(D) $  33,612    $       -   $  33,612
Revolving Credit Facility              11,125       22,764    (18,289)(D)     15,600        6,885      22,485
Accounts payable and other              1,763            -          -          1,763            -       1,763
  liabilities
Due to affiliates                         843            -          -            843            -         843
Resident security deposits              1,429            -          -          1,429            -       1,429
Dividends payable                       1,166            -          -          1,166            -       1,166
                                   ------------------------------------------------------------------------------
Total liabilities                      70,188       22,764    (38,539)        54,413        6,885      61,298
                                   ------------------------------------------------------------------------------

Minority interests in consolidated      1,560            -          -          1,560            -       1,560
  partnerships

Minority interest in Operating         20,831        1,561      1,643(E)      24,035            -      24,035
  Partnership

Shareholders' equity:
Common shares                              40            -         45(D)          85            -          85
Additional paid-in capital             24,590            -     45,262(D)
                                                               (1,643)(E)     68,209            -      68,209
Distributions in excess of earnings      (769)           -          -           (769)           -        (769)
                                   ------------------------------------------------------------------------------
Total shareholders' equity             23,861            -     43,664         67,525            -      67,525
                                   ------------------------------------------------------------------------------
Total liabilities and               $ 116,440    $  24,325    $ 6,768      $ 147,533    $   6,885   $ 154,418
  shareholders' equity
                                   ==============================================================================


See accompanying notes.

                                     Grove Property Trust

                   Notes to Pro Forma Condensed Consolidated Balance Sheet

                                      September 30, 1997
                                         (Unaudited)
                              (In thousands, except share data)

 (A) Balance sheet data was derived from the Company consolidated financial statements as of September 30, 1997 (Unaudited), as filed on its Form 10-QSB.

 (B) Balance sheet data reflects the following property acquisitions which were consummated by the Company in the fourth quarter of 1997, as follows:


                                  Number of                            Revolving Value of
                                  Units or                    Purchase Credit       OP
     Properties       Location    Square      Date Acquired    Price   Facility  Units(1)      Cash
                                     Feet
----------------------------------------------------------------------------------------------------

1.Corner Block and
Wharf Building     Edgartown, MA  16,427     October 31, 1997 $ 4,421   $ 2,860  $  1,561     $  -
(2 properties) (2)                sq.ft.

2.  High Meadow
   Apartments      Ellington, CT     100     October 31, 1997    4,050    4,050         -         -
3.  Village Arms   Acton, MA         123     December 31, 1997   5,200      600         -      4,600
4.  Ribbon Mill    Manchester, CT    104     December 31, 1997   3,813    3,813         -         -
5.  Briar Knoll    Vernon, CT        150     December 31, 1997   6,173    6,173         -         -
6.  Hilltop        Norwich, CT       120     December 31, 1997   5,014    5,014         -         -
                                                              --------------------------------------
                                                                28,671   22,510     1,561      4,600
Acquisition costs                                                  744      254         -        490
                                                              ======================================
                                                              $ 29,415  $22,764  $  1,561     $5,090
                                                              ======================================


      (1)Operating Partnership ("OP") Unit Holders are represented on the accompanying pro forma condensed consolidated balance sheet as "minority interest in Operating Partnership." The value ascribed to the OP Units for 1. above was $10.50 per OP Unit, representing actual amounts.
      (2)These Properties are retail centers.

  (C)Balance sheet data reflects the following property acquisition which was consummated by the Company during January 1998, as follows:

                                                                       Revolving
                           Number of                       Purchase      Credit
Property     Location       Units     Date Acquired         Price       Facility
--------------------------------------------------------------------------------
Tanglewood West Warwick, RI    176     January 23, 1998    $6,750      $  6,750
Acquisition costs                                             135           135
                                                           ====================
                                                           $6,885      $  6,885
                                                           ====================

                                         Grove Property Trust

  (D)Balance  sheet  data   reflects  the  November   1997   Offerings  and  the
     application of the net proceeds therefrom, as follows:

                                                Mortgage    Revolving
                                                  Notes     Credit        Common     Paid in
                                      Cash       Payable     Facility      Stock      Capital
                                   ----------- ------------ ----------- ------------ -----------

1. Gross proceeds from the           $ 48,937    $      -     $      -    $     45     $ 48,892
Offerings(1)
2. Costs of the Offerings (2)          (3,630)          -            -           -       (3,630)
3. Paydown of debt                    (38,539)    (20,250)     (18,289)          -            -
                                   =========== ============ =========== ============ ===========
                                     $  6,768    $(20,250)    $(18,289)   $     45     $ 45,262
                                   =========== ============ =========== ============ ===========


     (1) 4,500,000 shares at $10.875 per share.
     (2) Includes underwriters' discount and approximately $1,400 of other costs and expenses.

   (E)Represents a reallocation between shareholders' equity and minority interest in the Operating Partnership upon consummation of the November 1997 Offerings based upon pro forma: (i) shares of common stock (8,453,829) and (ii) OP Units not owned by the Company (3,009,126). See Note (K) in the Notes to Pro Forma Condensed Consolidated Statements of Income included herein.

                                     Grove Property Trust

                    Pro Forma Condensed Consolidated Statements of Income

                                         (Unaudited)

These unaudited Pro Forma Condensed Consolidated Statements of Income are presented as if (i) the Company had acquired GPS and Property Partnerships and various other property acquisitions consummated in 1997 and Tanglewood Village,
(ii) the Consolidation Transactions (see notes to Pro Forma Condensed Consolidation Statement of Income), including the New Equity Investment and Refinancings and (iii) the November 1997 Offerings and the application of the net proceeds therefrom as if all had occurred as of January 1, 1996. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the financial statements of the Company, GPS and Property Partnerships and various other properties acquired during 1997 and Tanglewood Village, which financial statements are included herein or have been filed with the Securities and Exchange Commission on Form 10-KSB, as amended, for the year ended December 31, 1996, Form 10-QSB for the nine months ended September 30, 1997, Form S-2 and various Form 8-K's filed during 1997. In management's opinion, all adjustments necessary to present fairly the effects of the above mentioned transactions have been made.

The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future results.


                                            Grove Property Trust

                     Pro Forma Condensed Consolidated Statements of Income (Continued)

                                                (Unaudited)

                      Nine Months Ended September 30, 1997
                                 --------------------------------------------------------------------------------
                                                                                Pro
                                                                                Forma
                                                                                Consolidated January
                                                1997                Management  Without      1998
                                  Historical    Acquis-  Pro Forma   Company    January      Acquis-    Pro Forma
                                  Company       ition   Adjustments Adjustment  1998         ition      Consolidated
                                     (A)         (B)                            Acquisition    (C)
                                 ----------- ---------- ----------- ---------- ----------- ---------- -----------
                                                                  (In thousands)
Revenues:
  Rental income                   $10,944     $ 9,955    $    -      $   (9)(H) $20,890     $   901    $21,791
  Property management                 380         321         -        (355)(I)     346           -        346
  Interest and other                  212         262         -          (4)(H)     470          11        481
                                 ----------- ---------- ----------- ---------- ----------- ---------- -----------
Total revenues                     11,536      10,538         -        (368)     21,706         912     22,618
                                 ----------- ---------- ----------- ---------- ----------- ---------- -----------

Expenses:
  Related party management fees        22         333         -        (355)(I)       -           -          -
  Real estate taxes                 1,143       1,060         -           -       2,203          88      2,291
  Other property operating          3,741       3,960       (20)(H)     135(H)
                                                                        (71)(H)   7,745         424      8,169
  General and administrative          610          36        30(G)
                                                            (35)(H)      71(H)      712           -        712
                                 ----------- ---------- ----------- ---------- ----------- ---------- -----------
Total operating expenses            5,516       5,389       (25)       (220)     10,660         512     11,172
                                 ----------- ---------- ----------- ---------- ----------- ---------- -----------

Net operating income                6,020       5,149        25        (148)     11,046         400     11,446
Interest expense                    1,732       1,736      (761)(D)       -       2,707         528      3,235
Depreciation and amortization       2,380       1,010       (19)(E)
                                                          1,019(F)        -       4,390         195      4,585
                                 ----------- ---------- ----------- ---------- ----------- ---------- -----------
Income before minority              1,908       2,403      (214)       (148)      3,949        (323)     3,626
interests
Minority interests in earnings
  of consolidated partnerships       (114)          -        23(K)        -         (91)          -        (91)
Minority interest in earnings
  of Operating Partnership           (658)          -      (355)(L)       -      (1,013)         85       (928)
                                 =========== ========== =========== ========== =========== ========== ===========
Net income                        $ 1,136     $ 2,403    $ (546)     $ (148)    $ 2,845     $  (238)   $ 2,607
                                 =========== ========== =========== ========== =========== ========== ===========


See accompanying notes.




                                            Grove Property Trust

                     Pro Forma Condensed Consolidated Statements of Income (Continued)

                                                (Unaudited)


                                                Year Ended December 31, 1996
                              -------------------------------------------------------------------------------
                                                                            Pro Forma
                                                                            Consolidated
                                                                             Without      January
                              Historical    1997        Pro      Management  January      1998          Pro
                               Company    Acquisition  Forma     Company     1997        Acquisition   Forma
                                 (A)         (B)     Adjustments Adjustments Acquisition    (C)      Consolidated
                              ----------- ---------- ----------- ---------- ----------- ---------- -----------
                                                              (In thousands)

Revenues:
  Rental income                $  2,046    $ 23,910   $     -     $   (30)(H) $ 25,926    $ 1,194    $ 27,120
  Property management                 -         777         -        (396)(I)      381           -        381
  Interest and other                 36       1,309      (138)(H)    (307)(H)
                                                                     (204)(H)
                                                                     (100)(J)      596          25        621
                              ----------- ---------- ----------- ---------- ----------- ---------- -----------
Total revenues                    2,082      25,996      (138)     (1,037)      26,903       1,219     28,122
                              ----------- ---------- ----------- ---------- ----------- ---------- -----------

Expenses:
  Related party management          109         287         -        (396)(I)        -           -          -
  fees
  Real estate taxes                 208       2,633         -           -        2,841         117      2,958
  Other property operating          656      10,182      (149)(H)    (492)(H)   10,197         564     10,761
  General and administrative         67         344       120(G)        -
                                                          (74)(H)     492(H)       949           -        949
                              ----------- ---------- ----------- ---------- ----------- ---------- -----------
Total operating expenses          1,040      13,446      (103)       (396)      13,987         681     14,668
                              ----------- ---------- ----------- ---------- ----------- ---------- -----------

Net operating income              1,042      12,550       (35)       (641)      12,916         538     13,454
Interest expense                    394       4,965    (1,654)(D)       -        3,705         396      4,101
Depreciation and                    387       3,446        (5)(E)
amortization
                                                        1,912(F)        -        5,740         146      5,886
                              ----------- ---------- ----------- ---------- ----------- ---------- -----------
Income before minority              261       4,139      (288)       (641)       3,471          (4)     3,467
interest
Minority interest in                              -
  earnings of Operating               -                  (911)(L)       -         (911)          1       (910)
  Partnership
                              =========== ========== =========== ========== =========== ========== ===========
Net income                     $    261    $  4,139   $(1,199)    $  (641)    $  2,560    $    (3)   $  2,557
                              =========== ========== =========== ========== =========== ========== ===========


See accompanying notes.

                                     Grove Property Trust

                Notes to Pro Forma Condensed Consolidated Statements of Income

                                         (Unaudited)
                              (In thousands, except share data)


On March 14, 1997, the Company entered into a series of Consolidation Transactions. The Consolidation Transactions were a business combination of the Company and GPS (the "Management Company") and Property Partnerships in connection with the formation of an umbrella REIT. In addition, the Company simultaneously issued 3,333,333 common shares at $9 per share ("New Equity Investment") and retired or refinanced certain mortgage and credit facility debt ("Refinancing"). The effect of these transactions on the accompanying pro forma Condensed Consolidated Statements of Income is reflected as outlined in the Notes below.

  (A) Historical results of operations data were derived from the financial statements of the Company as filed with the Securities and Exchange Commission on the Company's Form 10-KSB, as amended, for the year ended December 31, 1996 and on Form 10-QSB, for the nine months ended September 30, 1997.

  (B) The historical financial statements of the Company contain results of operations data for the properties and management company identified below from the date of acquisition to the end of the respective period. The results of operations from the beginning of the respective period to the acquisition date (or September 30, 1997 with respect to 9 through 14 below) is included in this column.

Property/Entity -Acquisitions                                     Date Acquired
1.    Cambridge                                                 January 12, 1996
2.    Grove Property Services Limited Partnership and Property
     Partnerships (20 properties and management company)(1)      March 14, 1997
3.    Four Winds                                                   June 1, 1997
4.    Brooksyde                                                    June 1, 1997
5.    River's Bend                                                 June 1, 1997
6.    Greenfield Village                                           July 1, 1997
7.    Glastonbury Center                                      September 1, 1997
8.    Summit & Birch Hill                                     September 1, 1997
9.    Corner Block and Wharf Building (2 properties)           October 31, 1997
10.   High Meadow Apartments                                   October 31, 1997
11.   Village Arms                                            December 31, 1997
12.   Ribbon Mill                                             December 31, 1997
13.   Briar Knoll                                             December 31, 1997
14.   Hill Top                                                December 31, 1997

 (1) The historical financial statements of Grove Property Services Limited Partnership and Property Partnerships for the year ended December 31, 1996, include a property (Talcott Forest) which was not included in the Consolidation Transactions and has been omitted herein.

                                         Grove Property Trust

  (C)The results of  operations  for  Tanglewood  Village  (acquired  in January
     1998) for the respective periods are included in this column. This column also includes pro forma depreciation, interest expense and minority interest in Operating Partnership.

  (D) Represents the following:

                                                Nine Months            Year
                                                   Ended        Ended December
                                        September 30, 1997(1)         31, 1996

        Pro forma interest expense on new or
          refinanced mortgage debt and the
          Revolving Credit Facility             $       685     $     1,810

        Historical interest expense on
          refinanced or retired mortgage debt        (1,446)         (3,464)

                                              ================================
                                                $      (761)    $    (1,654)
                                              ================================

(1) The New Equity Investment was effective on March 14, 1997. The historical financial information for the period March 15, 1997 to September 30, 1997 already takes effect for this transaction.

Pro forma interest expense is based on rates ranging from 6.5% to 8.3% per annum and assumes proceeds of $30 million ($27.5 million after costs) from the New Equity Investment and $48.9 million ($45.3 million after costs) from the November 1997 Offerings were received by the Company on January 1, 1996.

                                         Grove Property Trust

  (E) Represents the following:

                                                Nine Months             Year
                                                   Ended         Ended December
                                          September 30, 1997(1)        31, 1996

        Pro forma deferred financing
          amortization expense on new or
          refinanced mortgage debt and the
          Revolving Credit Facility             $        30     $       138

        Historical deferred financing
          amortization expense on refinanced
          or retired mortgage debt                      (49)           (143)
                                              ================================
                                                $       (19)    $        (5)
                                              ================================

(1) The New Equity Investment was effective on March 14, 1997. The historical financial information for the period March 15, 1997 to September 30, 1997 already reflects this transaction.

(F) Represents adjustment to record depreciation on the excess of the purchase price relating to the purchase of certain partnership interests from partners, over the net book amount and for properties acquired during or after the nine months ended September 30, 1997, to the extent depreciation was not reflected in the historical financial statements during the nine months ended September 30, 1997.

(G) Represents adjustment to record non-cash compensation expense in 1996 and the first quarter of 1997 associated with the Deferred Stock Grants granted to Executive Officers in connection with the consummation of the Consolidation Transactions, pursuant to the 1996 Plan. Such compensation expense was recorded by the Company commencing March 15, 1997 in its historical financial statements.

(H) Represents adjustments to: (i) provide for elimination adjustments as a result of combining the operating properties with the management company, which historically charged properties a management fee, (ii) exclude certain non-recurring revenues and expenses including those of Grove Property Services Limited Partnership attributable to brokerage and other services and sales of apartment units, (iii) reclassify certain expenses historically classified by Grove Property Services Limited Partnership as property operating expenses to general and administrative expenses, (iv) decrease general and administrative expenses to reflect the cost savings (predominately professional fees) associated with operating all Properties on a combined, self-managed basis offset by an increase in compensation expense to the Company's officers which took effect after the November 1997 Offerings, and (v) increase property operating costs subsequent to the Consolidation Transactions to reflect the recombining of certain property

                                         Grove Property Trust
    leasing costs that GPS provided prior to the Consolidation  Transactions and that the Company commenced providing subsequent to the November 1997 Offerings as follows:

                                                    Nine Months           Year
                                                          Ended   Ended December
                                                   September 30,            31,
                                                         1997(1)           1996
            (i)    Non-recurring property
                  operating expenses                 $       20      $      149

            (ii)   Non-recurring rental revenues              9              30

            (iii)  Non-recurring other revenues               -             204

            (iv)   Gain on sales of apartments                -             138

            (v)    Brokerage services-other                   4             307
                  revenues.

            (vi)   Reclassification of other
                  property operating to general
                  and administrative                         71             492

            (vii)  Decrease in general and
                  administrative                            (35)            (74)

            (viii)   Increase in property
                  operating expenses                        135               -

        (1) The New Equity Investment was effective on March 14, 1997. The historical financial information for the period March 15, 1997 to September 30, 1997 already takes effect for this transaction.

(I) Elimination of intercompany management fees.

(J) Elimination of non-recurring commission received in 1996 from an affiliate.

(K) Elimination of minority interest in a consolidated partnership (acquired in June 1997) where the Company acquired the remaining interest in such property partnership on September 30, 1997.

(L) Based upon Operating Partnership ("OP") Units (OP Units are exchangeable on a one-for-one basis into Common Shares) assumed to be owned by Limited Partners and Common Shares assumed to be outstanding as follows:

                                                                    Operating
                                                   Common Shares   Partnership
                                                                      Units
                                                   -----------------------------

        Grove Property Trust at December 31, 1996        620,102             -
        New Equity in March 1997                       3,333,333             -
        Consolidation Transactions in March 1997:
          affiliates                                           -       909,115
          non-affiliates                                       -     1,205,324
        June 1997 acquisitions                                 -       420,183
        Exercise of stock options in May 1997                394             -
        September 1997 acquisitions                            -       325,836
        October 1997 acquisitions                              -       148,668
        The November 1997 Offerings                    4,500,000             -
                                                   =============================
                                                       8,453,829     3,009,126
                                                   =============================
                                                         73.75%        26.25%
                                                   =============================

                                Report of Independent Auditors

To the Shareholders and Board of Trust Managers
Grove Property Trust

We have audited the statement of revenues and certain expenses of Tanglewood Village Apartments ( the "Property") for the year ended December 31, 1996. The statement of revenues and certain expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K, as described in Note 2, and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 2 of Tanglewood Village Apartments for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


Ernst & Young LLP
January 13, 1998
New York, New York

                                Tanglewood Village Apartments

                         Statements of Revenues and Certain Expenses


                                                        Nine Months
                                                           Ended
                                                     September 30,   Year Ended
                                                          1997         December
                                                       (Unaudited)     31, 1996
                                                 ------------------------------
                                                            (in thousands)
Revenues:
  Rental income                                       $      901     $    1,194
  Other                                                       11             25
                                                 ------------------------------
                                                             912          1,219
                                                 ------------------------------

Certain expenses:
  Property operating and maintenance                         424            564
  Real estate taxes                                           88            117
                                                 ------------------------------
                                                             512            681
                                                 ------------------------------
Revenues in excess of certain expenses                $      400     $      538
                                                 ==============================


See accompanying notes.

                                Tanglewood Village Apartments

                   Notes to the Statements of Revenues and Certain Expenses

                                 Year Ended December 31, 1996


1. Business

The accompanying Statements of Revenues and Certain Expenses relate to the operations of a certain property known as Tanglewood Village Apartments, a residential apartment building located in Rhode Island (the "Property"). Grove Property Trust (the "Company") acquired the Property from an unrelated party in January 1998.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Form 8-K. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the Property. Items excluded consist of depreciation, amortization, interest and certain non-operating expenses.

Use of Estimates

The preparation of the Statements of Revenues and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Certain Expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Rental income attributable to leases is recognized on a straight-line basis over the term of the leases, which are generally one year.

                         Tanglewood Village Apartments

Interim Unaudited Information

The accompanying Statement of Revenues and Certain Expenses for the nine months ended September 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the Statement of Revenues and Certain Expenses for this interim period have been included. The results of this interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROVE PROPERTY TRUST


Date: April 1, 1998                        By:      /s/ Joseph R. LaBrosse
                                                ----------------------------
                                                    Joseph R. LaBrosse
                                                    Chief Financial Officer

Exhibit Index

Exhibit No.        Description
2.1                Purchase and Sale  Agreement  dated December 10, 1997 between
                   Tanglewood  Associate as Seller,  and Grove  Corporation,  as
                   Purchaser (incorporated by reference to Exhibit 2.1 to the Company curent report on Form 8k dated Janurary 23, 1998).